October 7, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



             RE:	American Depositary Shares
evidenced by One (1) American
Depositary Receipts representing Two
(2) Ordinary Share of Mitsu Trust
Holdings
(Form F-6 File No. 333-153856)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Chui Mitsui Trust of Two (2) Ordinary shares represented by one American Depositary
Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Mitsu
Trust Holdings.

The Prospectus has been revised to reflect the new name from Mitsu Trust Holdings to Chui Mitsui Trust.

Effective October , 2007 the Companys
Name Changed To Chui Mitsui Trust


Please contact me with any questions or
comments at 212 815-2221

Sandra Bruno
Assistant Treasurer
The Bank of New York Mellon - ADR Division
Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286